EXHIBIT 99.1

OWC Pharmaceutical Research Corp Appoints Dr. Stanley Hirsch as its active chairman

Dr. Hirsch has extensive scientific, executive and board level experience, directly related to OWCP’s current scientific and business development efforts.

PETACH TIKVA, Israel, July 25th, 2017 /PRNewswire/ --

OWC Pharmaceutical Research Corp. (OTCQB: OWCP), a developer of cannabinoid-based therapies targeting a variety of different medical conditions and disorders, today announced the appointment of Dr. Stanley Hirsch as its active chairman of the board of directors .

Dr. Stanley Hirsch, age 59, has had extensive scientific, executive and board level experience for more than the past 25 years in private and publicly listed companies in biopharmaceutical and agricultural biotech industries, among others, including direct experience in raising capital and leading M&A activity together with multi-cultural management skills, having managed companies in Israel, Brazil, UK, China and the United States.

Mr. Mordechai Bignitz Chief Executive Officer, commented on the appointment, “I am proud and honored to have Dr. Hirsch agreeing to join OWC and assume the role of active chairman. I have known Dr. Hirsch for many years and cooperated with him in the past. Dr. Hirsch brings with him a unique set of skills, both scientific and business, that are in the exact scope of our operations. I am sure that his contribution to our growth will be of major significance.

Dr. Stanley Hirsch commented on his new role “I feel privileged to have received the invitation to serve as OWCP’s active chairman. I have known Mr. Bignitz for more than 20 years and we cooperated extremely successfully in the past. I received an in depth scientific overview from OWCP’s CSO, Dr. Yehuda Baruch and I am sure OWCP’s intellectual assets and scientific achievements position it most advantageously to become a world leader in the field of Cannabis based scientific products.

About OWC Pharmaceutical Research Corp.

OWC Pharmaceutical Research Corp., through its wholly-owned Israeli subsidiary, One World Cannabis Ltd., (collectively “OWC” or the “Company”) conducts medical research and clinical trials to develop cannabis-based pharmaceuticals and treatments for conditions including multiple myeloma, psoriasis, fibromyalgia, PTSD, and migraines.

OWC is also developing unique delivery systems for the effective delivery and dosage of medical cannabis. All OWC research is conducted at leading Israeli hospitals and scientific institutions and led by internationally renowned investigators. The Company’s Research Division is focused on pursuing clinical trials evaluating the effectiveness of cannabinoids and cannabis-based products for the treatment of various medical conditions, while its Consulting Division is dedicated to helping governments and companies navigate complex international cannabis regulatory frameworks.

For more information visit: http://www.owcpharma.com/.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, filing patent applications, product development, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in OWC Pharmaceutical Research Corp. (OTCQB: OWCP) periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact Information::
Mordechai Bignitz, Chief Executive Officer – OWC Pharmaceutical Research Corp,
Email: Mordechai.Bignitz@owcpharma.com
Tel: +972-(0)3-7582659